Exhibit 10.7
GLOBAL OFFSHORE MEXICO, S. DE R.L. DE C.V.
ADVISORY BOARD
PROFESSIONAL SERVICE AGREEMENT
between
GLOBAL OFFSHORE MEXICO S. de R.L. de C.V.
and
Mr. Eduardo Francisco Borja Ruy Sanchez
Calle 31 x 42 No. 120. Col. Tacubaya
Cd. del Carmen, Campeche, Mexico.
C.P. 24180
Tel. (938) 38-2-23-00 Fax: (938) 38-2-10-99

PROFESSIONAL SERVICE AGREEMENT
     THIS PROFESSIONAL SERVICE AGREEMENT (the “Agreement”) is made and entered into this the _1st___day of July, 2009, by and between Global Offshore Mexico S. de R.L. de C.V., a company organized under the laws of Mexico, having its registered office at Calle 31 x 42 no. 120, Col. Tacubaya, Cd. Del Carmen, Campeche CP 24180 (“Global”) and Eduardo Francisco Borja Ruy Sanchez a Mexican citizen whose address is Calle Teololco 220 casa 1, Jardines del Pedregal, Mexico, D.F. CP 01900 (“CONSULTANT”) (collectively Global and CONSULTANT are referred to as the “Parties’ and individually as “Party”).
W I T N E S S E T H:
     WHEREAS, CONSULTANT is a Mexican Citizen duly registered before the Mexican Internal Revenue Service with Tax ID number BORE 570822 U47
     WHEREAS, CONSULTANT is familiar with the commercial procedures, regulations and relevant laws (the “Law”) applicable to the oil and gas industry in Mexico and Latin America.
     WHEREAS, Global desires to hire the services of CONSULTANT as a member of Global’s Latin American Advisory Board.
     WHEREAS, Global desires CONSULTANT to render its services as an advisor to Global’s business ventures in the oil and gas industry in Mexico and Latin America under the terms and conditions set forth in this Agreement, in exchange for the compensation set out in Article 3; and
     WHEREAS, CONSULTANT desires to render its services to Global as an advisor under the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, for and in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.	APPOINTMENT:
1.1	Global hereby retains CONSULTANT, upon the terms and condition hereinafter set forth herein, as a non-exclusive advisor on Global’s Latin American Advisory Board (the “Services”).

1.2	CONSULTANT hereby accepts such appointment and agrees to diligently perform the duties set forth in Article 2 of this Agreement.
2.	CONSULTANT’S DUTIES:
2.1	Global entrusts the Consultant in a non-exclusive manner and the

17.3	Special Audit Rights

During the term of this Agreement and for a period of one (1) year thereafter. GLOBAL shall have the right, at its expense, to audit the books and records of the CONSULTANT related to its activities on behalf of or in connection with GLOBAL, including all charges made and services performed by the CONSULTANT pursuant to this Agreement and all payments, whether in kind or in cash, made by the CONSULTANT for or on behalf of GLOBAL.
18.	SPECIAL PROVISIONS
18.1	Further Assurances. Each Party agrees to do all acts and things and to make, execute and deliver such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

18.2	Survival of Indemnity Obligations. Any and all indemnity obligations of either Party shall survive any termination of this Agreement.
19.	NOTICES:

Any and all notices permitted or required under this Agreement shall be in writing and in the English language. Notice shall be made by personal delivery, certified airmail (returned receipt requested), or facsimile. Notice shall be made to the following:
CONSULTANT:
Eduardo Francisco Borja Ruy Sanchez
Calle Teololco 220 casa 1
Jardines del Pedregal
Mexico, D.F. CP 01900
Global: Sven Herbert Feldhaus Marquard
Calle 31 x 42 No. 120
Col. Tacubaya
Cd. Del Carmen, Cmpeche CP 24180
With a copy to:
Global Industries, Ltd.
11490 Westheimer, Ste 400
Houston, Texas
U.S.A. 77077
Fax. (281) 529-7747
Attention: General Counsel.

IN WITNESS WHEREOF, this Agreement is effective as of the day and year first above written.

Global Offshore Mexico S. de R.L. de C.V.
By:	/s/ Sven Herbert Feldhaus Marquard
	Name:	Sven Herbert Feldhaus Marquard
	Title:	Country Manager for Mexico

CONSULTANT
By:	/s/ Eduardo Francisco Borja Ruy Sanchez
	Name:	Eduardo Francisco Borja Ruy Sanchez
	Title:	Sr. VP — Global Industries, Ltd.